UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2010

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

On June 16, 2010, Congaree Bancshares, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders.  At the meeting, of the 1,764,439 shares of common stock outstanding and entitled to vote, 1,003,082 were present in person or by proxy, and the following matters were voted upon and approved by the Company’s shareholders:

1.                                    The election of four Class I directors to the Company’s board of directors;

2.                                       The advisory, non-binding resolution to approve the compensation of the Company’s named executive officers; and

3.                                       The ratification of the appointment of Elliott Davis, PLLC as the Company’s independent auditor for the fiscal year ending December 31, 2010.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas Hal Derrick	879,056	57,332	66,694
Charlie T. Lovering	881,194	55,194	66,694
Stephen P. Nivens	849,917	86,471	66,694
E. Daniel Scott	877,456	58,932	66,694

Non-Binding Resolution with Respect to Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
853,089	117,832	32,161	0

Ratification of the Appointment of Elliott Davis, PLLC

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
984,727	10,003	8,352	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: June 22, 2010	By:	/s/ Charlie T. Lovering
Name: Charlie T. Lovering
Title: Chief Financial Officer